Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

CID HoldCo, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)		$	$10,000,000.00	0.0001381	$1,381.00
Fees to be Paid	Other	Pre-funded Warrants to purchase common stock	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common stock underlying the Pre-funded Warrants	(3)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Series A-1 Warrants to purchase common stock	(4)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common stock underlying the Series A-1 Warrants to purchase common stock	(5)	457(o)			10,000,000.00	0.0001381	1,381.00
Fees to be Paid	Other	Series A-2 Warrants to purchase common stock	(6)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common stock underlying the Series A-2 Warrants to purchase common stock	(7)	457(o)			10,000,000.00	0.0001381	1,381.00
Fees to be Paid	Other	Placement Agent Warrants to purchase common stock	(8)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common stock underlying the Placement Agent Warrants to purchase common stock	(9)	457(o)		$	$812,500.00	0.0001381	$112.21

Total Offering Amounts:							$30,812,500.00		4,255.21
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$4,255.21

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover additional shares of common stock, par value $0.0001 per share, of CID HoldCo, Inc. (the “Company”), which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Company’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $10,000,000.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Represents warrants issuable to the placement agent, or its designees, to purchase a number of shares of common stock equal to 6.5% of the aggregate number of shares of common stock and pre-funded warrants being offered in this offering, at an exercise price equal to 125% of the combined public offering price per share of common stock and accompanying warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price is $812,500, which is equal to 125% of $650,000 (6.5% of $10,000,000).
(9)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).